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                           FIRST MERCHANTS CORPORATION
                       UNFUNDED DEFERRED COMPENSATION PLAN


          The Corporation hereby adopts and establishes an Unfunded Deferred Compensation Plan ("PLAN") for its non-employee directors, effective as of January 1, 1997, as follows:

               1. Any duly elected non-employee director of the Corporation may, by written election duly filed with the Corporation on or before December 31 of any year, elect to participate in the Plan by deferring the receipt of all or any specified part of the director's fees to which the director would otherwise be entitled, for one or more succeeding calendar years.

               2. Any non-employee director of the Corporation elected to fill a vacancy on the Corporation's Board who was not a director on the preceding December 31 may, by written election filed with the Corporation before taking office, elect to defer all or a specified part of the fees accruing to the director for the balance of the calendar year following such election and for succeeding calendar years.

               3. An election to defer such director's fees continues from year to year unless and until the director terminates such election by written request; provided, however, in the event of a termination the sums previously deferred at the request of the participating director cannot be distributed until the director is no longer a director of either the Corporation or any of its affiliate banks or corporations.

               4. The Corporation will maintain on its books of account a complete separate listing by memorandum of all fees deferred by each participating director and will credit such deferred compensation account not less often than quarterly with that rate of interest then being paid by First Merchants Bank, N.A. on its 18-month variable rate individual retirement accounts. The rate of interest to be credited on directors' deferred compensation accounts, or the method of calculating such rate, may be prospectively changed from time to time by a majority vote of the directors who are not participating and do not have an account balance under the Plan at the time such action is taken.

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               5.   Except as above provided, by the acceptance of
          each such deferred compensation account the Corporation shall become contractually obligated to pay all such sums (principal and interest) held in a deferred compensation account when and as requested in writing by the participating director. Such contractual obligation shall be unsecured and shall not be evidenced by any other written instrument or instruments. By the adoption of this Plan by the Corporation it is intended that all such funds so accrued and the interest earned thereon shall not be regarded as the receipt of income to the participating director for federal income tax purposes until the taxable year or years wherein such funds are actually paid out by the Corporation to the participating director.

               6. All amounts deferred under this Plan, together with accumulated interest earned thereon shall be distributed by the Corporation over the period chosen by the director upon first electing to participate in the Plan. Such distribution shall commence as of the first day of the calendar year immediately following the year in which the director is no longer a director of either the Corporation or any of its affiliate banks or corporations. Notwithstanding the foregoing, a director or former director may request a lump sum distribution of all or part of the director's previously deferred amounts in the event of an unanticipated emergency which was not reasonably foreseeable by the director and which has caused the director severe immediate financial hardship. The decision whether to approve or deny such request shall be based on all relevant facts and circumstances reasonably available to the Board, and shall be made by a majority vote of the directors who are not participating and do not have an account balance under the Plan at the time the request is made.

               7. Upon the death of a participating director or former participating director prior to the expiration of the period during which the deferred amounts are payable, all remaining deferred fees and interest earned thereon shall be paid over the remaining portion of the period so elected to the director's designated beneficiary or beneficiaries until all account sums and interest earned thereon have been fully paid out.

               8. In the event the director is no longer a director of either the Corporation or any of its affiliate banks or

                                       2.

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          corporations, and becomes a proprietor, officer, partner, employee, or otherwise becomes affiliated with any business in competition with the Corporation or any of the Corporation's affiliates, then and in that event, the entire balance of the director's deferred fees, including interest, may at the discretion of the continuing directors of the Corporation be paid immediately to the director in a lump sum.

               9. It is intended that the Plan established by this Resolution shall comply with the requirements of Revenue Ruling 71-419; and the Corporation, the Board, and the Plan's participating directors, in the implementation of the Plan, intend to be governed by the procedures and requirements therein outlined.

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